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                                                                  Exhibit 10.13

                                    AMENDMENT

                          Dated as of December 18, 1998

                                       of

                LEASE, SECURITY AGREEMENT AND FINANCING STATEMENT

                           Dated as of March 11, 1998

                                      Among

                            WILMINGTON TRUST COMPANY

      not in its individual capacity, but solely as Owner Trustee under the

                                FMS TRUST 1997-1

                                    as Lessor

                                       and

                                FRED MEYER, INC.

                                    as Lessee


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          AMENDMENT, dated as of December 18, 1998 (this "Amendment"), of the
Lease, Security and Financing Statement, dated as of March 11, 1998 (as amended, the "Lease"), among WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee under the FMS TRUST 1997-1, a Delaware business trust, having its principal offices at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware, 19890-0001, as lessor (the "Lessor"), and FRED MEYER, INC., as a lessee (the "Lessee") and whose principal offices are located at 3800 SE 22nd Avenue, P.O. Box 4214, Portland, Oregon, 97242.


                              W I T N E S S E T H :


          WHEREAS, The Kroger Co. ("Kroger") has agreed, subject to certain conditions, to acquire all of the outstanding common stock of the Lessee in exchange for newly issued shares of common stock of Kroger pursuant to a merger of a wholly owned subsidiary of Kroger into the Lessee (the "Acquisition"); and

          WHEREAS, in connection with the Acquisition, Kroger and the Lessee have requested and upon the effectiveness of this Amendment, the parties hereto have agreed, that certain provisions of the Lease be amended upon the terms and conditions set forth below to permit the consummation of the Acquisition;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

          SECTION 1. Defined Terms. Terms defined in the Lease and used herein shall have the meanings given to them in the Lease. Unless otherwise indicated, all Section and subsection references are to the Lease.

          SECTION 2. Amendments to Section 17. Section 17 of the Lease is hereby amended as follows:

          (a) by amending and restating paragraph (d) to read in its entirety as follows:

               "(d) Lessee shall fail to observe or perform any covenant, condition or agreement contained in Sections 9.4(b), 9.4(e)(i) (with respect to the maintenance of the Lessee's existence) or 9.4(e)(ii) or in Section 9.5 of the Participation Agreement or Kroger shall fail to observe or perform any covenant, condition or agreement contained in
          Section 4.2 or 4.3 of the Kroger Guarantee; or";

          (b) by amending and restating paragraphs (g) and (h) to read in their respective entireties as follows:

               "(g) Kroger or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Kroger or any of its Subsidiaries seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization,

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          arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or Kroger or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this paragraph (g); or

               (h) [Intentionally Omitted]";

          (c) by amending and restating paragraph (l) to read in its entirety as following:

               (l) Kroger or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Indebtedness that is outstanding in a principal or notional amount of at least $40,000,000 in the aggregate (but excluding Indebtedness outstanding hereunder) of Kroger or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or";

          (d) by amending and restating paragraphs (m) and (n) to read in their entireties as follows:

               "(m) (1) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of
          Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of Kroger or any of its Subsidiaries to the PBGC or to a
          Plan in an aggregate amount exceeding $40,000,000 and, within 30 days after Kroger has provided written notice of any such Reportable Event to the Lessor, the Lessor shall have notified Kroger in writing that
          (i) the Lessor has determined that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the
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          termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans; or (2) (A) (i) Kroger or any ERISA Affiliate of Kroger shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) Kroger or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not in fact contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of the Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), either (x) exceeds $100,000,000 or requires payments exceeding $40,000,000 in any year or (y) is less than $100,000,000 but any Withdrawal Liability payment remains unpaid 30 days after such payment is due (unless such Withdrawal Liability is being contested in good faith by Kroger or any ERISA Affiliate of Kroger), or (B) Kroger or any ERISA Affiliate of Kroger shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate contributions of Kroger and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $40,000,000; or

               (n) (1) any judgment or order for the payment of money in excess of $40,000,000 shall be rendered against Kroger or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.1(j) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least "A" by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or (2) any non-monetary judgment or order shall be rendered against Kroger or any of its Subsidiaries that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or"
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          SECTION 3. Waiver of Events of Default. Any Default or Event of
Default arising out of any Change in Control resulting from the Acquisition is hereby waived.

          SECTION 4. Conditions to Effectiveness. This Amendment shall become effective as of the date (the "Effective Date") of consummation of the Acquisition and upon receipt by the Syndication Agent of each of the following:

          (a) counterparts of this Amendment, duly executed and delivered by the Lessor, the Lessee, the Owner Trustee and the Investors;

          (b) counterparts of a Guarantee, substantially in the form of Exhibit B to this Amendment (the "Kroger Guarantee"), duly executed and delivered by Kroger and each other Kroger Guarantor;

          (c) an opinion of counsel to the Lessee and the Borrower, as to the due authorization and execution by the Lessee and the Borrower of this Amendment and to such other matters, as is customary for similar transactions, as may be reasonably requested by the Syndication Agent;

          (d) an opinion of counsel to Kroger as to the due authorization and execution by the Kroger Guarantors of the Kroger Guarantee and to such other matters, as is customary for similar transactions, as may be reasonably requested by the Syndication Agent;

          (e) such documents and certificates as the Lead Arranger and Book Manager and its counsel may reasonably request relating to this Amendment, all in form and substance satisfactory to the Lead Arranger and Book Manager and its counsel;

          (f) satisfactory evidence that the Amendment and Restatement, dated as of December 18, 1998, of the Loan Agreement, has been executed and delivered by the requisite parties and all conditions precedent to the effectiveness thereof have been satisfied.

          (g) satisfactory evidence that the Participation Agreement Amendment and the Credit Agreement Amendment have been duly executed and delivered by the requisite parties and all conditions precedent to the effectiveness thereof have been satisfied;

          (h) satisfactory evidence that (i) the Current Synthetic Lease Facility of the Borrower has been terminated and all Loans outstanding under the Credit Agreement have been paid in full, (ii) the commitments under the Loan Agreement have been reduced by $500,000,000 or (iii) a combination thereof resulting in the reduction of commitments under the Loan Agreement and Commitments under the Credit Agreement in an aggregate amount of $500,000,000;

          (i) the surviving corporation following the Acquisition has confirmed in writing its assumption of all of the obligations of FMI under the Operative Agreements; and

          (j) the payment of all fees and other amounts payable in connection with this Amendment.
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          SECTION 5. Payment of Expenses. The Lessee agrees to pay or reimburse the Lead Arranger and Book Manager for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel.

          SECTION 6. Continuing Effect of Lease. Except as expressly amended herein, the Lease shall continue to be, and shall remain, in full force and effect in accordance with its terms.

          SECTION 7. Governing Law; Counterparts. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       FRED MEYER, INC., as Lessee


                                       By: JAMES C. AALBERG
                                           -------------------------------------


                                       FMS TRUST 1997-1, as Lessor

                                       By WILMINGTON TRUST COMPANY, not
                                       individually but solely as Owner Trustee

                                       By: /s/
                                           -------------------------------------
                                           Title: Assistant Vice President


                                       WILMINGTON TRUST COMPANY, not
                                       individually but solely as Owner Trustee

                                       By: /s/
                                           -------------------------------------
                                           Title: Assistant Vice President


                                       The foregoing Amendment is hereby
                                       consented to and approved by each of the undersigned:


                                       SOCIETE GENERALE FINANCIAL CORPORATION,
                                       as Investor


                                       By: /s/
                                           -------------------------------------
                                           Title: Vice President